EX 99.28(n)(1)(vi)

Amendment to

JNL Variable Fund LLC Multiple Class Plan

This Amendment is made by JNL Variable Fund LLC, a Delaware limited liability company (“Company”), to its Multiple Class Plan (“Plan”).

Whereas, the Plan was adopted on April 29, 2013, and amended on September 16, 2013, September 15, 2014, April 27, 2015 and September 28, 2015, by the Company on behalf of the investment portfolios (each a “Fund”) as shown on Schedule A to the Plan, in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended.

Whereas, the following fund name change has been approved by the Board of Managers of the Company:

Fund Name Change:

JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund; and

Whereas, pursuant to the approval of the fund name change, as outlined above, the Company has agreed to amend Schedule A of the Plan to:

-	change the JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the Company hereby agrees to amend the Plan as follows:

Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A dated April 25, 2016, attached hereto.

In Witness Whereof, the Company has caused this Amendment to be executed, effective April 25, 2016.

JNL Variable Fund LLC

By:	/s/ Kristen K. Leeman

Name:	Kristen K. Leeman

Title:	Assistant Secretary

Schedule A
Dated April 25, 2016
Investment Portfolios

Fund	Class
JNL/Mellon Capital Dow Index Fund	Class A
JNL/Mellon Capital Global 30 Fund	Class A
JNL/Mellon Capital Nasdaq® 100 Fund	Class A
JNL/Mellon Capital S&P® 24 Fund	Class A
JNL/Mellon Capital S&P® SMid 60 Fund	Class A
Class B
JNL/Mellon Capital JNL 5 Fund	Class A
Class B
JNL/Mellon Capital Communications Sector Fund	Class A
Class B
JNL/Mellon Capital Consumer Brands Sector Fund	Class A
Class B
JNL/Mellon Capital Financial Sector Fund	Class A
Class B
JNL/Mellon Capital Healthcare Sector Fund	Class A
Class B
JNL/Mellon Capital Oil & Gas Sector Fund	Class A
Class B
JNL/Mellon Capital Technology Sector Fund	Class A
Class B

A-1